Exhibit 99.1

Werner Enterprises Reports Second Quarter 2022 Results

Second Quarter 2022 Highlights (all metrics compared to second quarter 2021)

•Total revenues of $836.3 million, up 29%
•Operating income of $74.9 million, down 3%; non-GAAP adjusted operating income of $77.6 million, down 2%
•Operating margin of 9.0%, down 280 bps; non-GAAP adjusted operating margin of 9.3%, down 290 bps
•Diluted EPS of $1.12, up 6%; non-GAAP adjusted diluted EPS of $0.87, up 1%

OMAHA, Neb., August 3, 2022 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the second quarter ended June 30, 2022.

“Our second quarter results showed progress, but did not meet our expectations. We achieved our eighth consecutive quarter of record quarterly earnings per share, despite unusually large insurance and claims expense in the quarter, with the majority of the increase related to recent unexpected and unfortunate developments related to two prior year accidents,” said Derek J. Leathers, Chairman, President and Chief Executive Officer. “I would like to specifically call out our Logistics team this quarter for a job well done serving our customers with valued and innovative capacity solutions, while at the same time expanding their revenues and operating income. As the economic landscape begins to change, our durable and resilient model is built to thrive, regardless of the economic or freight market conditions.”

Total revenues for the quarter were $836.3 million, an increase of $186.5 million compared to the prior year quarter, due to Truckload Transportation Services (“TTS”) revenues growth of $122.4 million and Logistics revenues growth of $62.2 million.

Operating income of $74.9 million decreased $1.9 million, or 3%, while operating margin of 9.0% decreased 280 basis points. On a non-GAAP basis, adjusted operating income of $77.6 million decreased $1.5 million, or 2%. Adjusted operating margin of 9.3% decreased 290 basis points from 12.2% for the same quarter last year. Unusually high insurance and claims expense that was $20.3 million higher year-over-year resulted in lower operating income and adjusted operating income and reduced diluted earnings per share (“EPS”) by 24 cents per share. The majority of this year-over-year increase in insurance and claims expense related to recent unexpected and unfortunate legal developments for two prior year accidents that have been settled.

Operating income in the TTS segment decreased $9.1 million, or 12%, due to the higher insurance and claims costs referenced above and other operating cost increases, offset by fleet growth, higher freight rates and increased gains on sale of equipment. On a non-GAAP basis, adjusted operating income in TTS decreased $8.2 million, or 11%. Werner Logistics operating income increased $8.6 million, or 218%, resulting from improved revenue growth and an expanded operating margin. On a non-GAAP basis, adjusted operating income in Logistics increased $9.1 million, or 231%.

Interest expense of $1.8 million increased $1.1 million primarily due to an increase in average debt outstanding and higher interest rates. The effective income tax rate during the quarter was 24.4%, compared to 25.5% in second quarter 2021.

Werner Enterprises, Inc. - Release of August 3, 2022

During second quarter 2022, our strategic minority equity investments had market valuation changes causing a net unrealized gain on equity securities, which resulted in higher non-operating income of $24.1 million, or $0.28 per share, compared to a gain of $20.2 million, or $0.22 per share, in second quarter 2021. Consistent with prior reporting, market value increases or decreases for these strategic minority investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner increased slightly to $72.3 million. On a non-GAAP basis, adjusted net income attributable to Werner of $56.1 million decreased 4%. Diluted EPS of $1.12 increased 6%. On a non-GAAP basis, adjusted diluted EPS of $0.87 increased 1%.

Key Consolidated Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Total revenues	$836,276	$649,814	29%	$1,600,881	$1,266,260	26%
Truckload Transportation Services revenues	613,616	491,200	25%	1,172,033	954,149	23%
Werner Logistics revenues	203,861	141,673	44%	392,869	279,526	41%
Operating income	74,923	76,863	(3)%	158,434	139,334	14%
Operating margin	9.0%	11.8%	(280) bps	9.9%	11.0%	(110) bps
Net income attributable to Werner	72,290	72,032	—%	126,039	118,524	6%
Diluted earnings per share	1.12	1.06	6%	1.93	1.74	11%
Adjusted operating income (1)	77,603	79,113	(2)%	163,794	141,829	15%
Adjusted operating margin (1)	9.3%	12.2%	(290) bps	10.2%	11.2%	(100) bps
Adjusted net income attributable to Werner (1)	56,100	58,576	(4)%	119,084	105,252	13%
Adjusted diluted earnings per share (1)	0.87	0.86	1%	1.82	1.54	18%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $613.6 million increased $122.4 million
•Operating income of $64.0 million decreased $9.1 million; non-GAAP adjusted operating income of $66.2 million decreased $8.2 million; both operating income and non-GAAP adjusted operating income were reduced by $19.8 million due to the higher year-over-year insurance and claims costs referenced on page one
•Operating margin of 10.4% decreased 450 basis points from 14.9%; non-GAAP adjusted operating margin of 10.8% decreased 430 basis points from 15.1%
•Non-GAAP adjusted operating margin, net of fuel, of 13.4% decreased 370 basis points from 17.1%
•Average segment trucks in service totaled 8,286, an increase of 622 trucks year over year, or 8.1%
•Dedicated unit trucks at quarter end totaled 5,320 or 63% of the total TTS segment fleet, compared to 5,040 trucks, or 66%, a year ago
•5.4% increase in TTS average revenues per truck per week

During second quarter 2022, Dedicated continued to experience strong and steady freight demand from its customers. One-Way Truckload customer freight demand during second quarter 2022 moderated from strong in April to seasonally normal by June. During July, Dedicated freight demand remained strong, and One-Way Truckload demand remained seasonally normal.

Comparisons of key financial metrics for the TTS segment, including operating ratios (actual and net of fuel surcharge revenues), are shown in the table below.

Werner Enterprises, Inc. - Release of August 3, 2022

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Trucking revenues, net of fuel surcharge	$488,208	$428,523	14%	$960,569	$839,175	14%
Trucking fuel surcharge revenues	118,641	57,439	107%	198,456	104,898	89%
Non-trucking and other revenues	6,767	5,238	29%	13,008	10,076	29%
Total revenues	$613,616	$491,200	25%	$1,172,033	$954,149	23%

Operating income	64,004	73,108	(12)%	140,097	130,736	7%
Operating margin	10.4%	14.9%	(450) bps	12.0%	13.7%	(170) bps
Operating ratio	89.6%	85.1%	450 bps	88.0%	86.3%	170 bps
Adjusted operating income (1)	66,184	74,366	(11)%	144,457	133,252	8%
Adjusted operating margin (1)	10.8%	15.1%	(430) bps	12.3%	14.0%	(170) bps
Adjusted operating margin, net of fuel surcharge (1)	13.4%	17.1%	(370) bps	14.8%	15.7%	(90) bps
Adjusted operating ratio (1)	89.2%	84.9%	430 bps	87.7%	86.0%	170 bps
Adjusted operating ratio, net of fuel surcharge (1)	86.6%	82.9%	370 bps	85.2%	84.3%	90 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $203.9 million increased $62.2 million, or 44%
•Operating income of $12.5 million increased $8.6 million
•Operating margin of 6.1% increased 330 bps from 2.8%
•Adjusted operating income of $13.0 million increased $9.1 million
•Adjusted operating margin of 6.4% increased 360 bps from 2.8%

Truckload Logistics revenues (65% of total Logistics revenues) increased 36%, driven by a 17% increase in revenues per shipment and a 16% increase in shipments.

Intermodal revenues (23% of Logistics revenues) increased 18%, supported by a 35% increase in revenues per shipment, partially offset by a 13% decrease in shipments.

Final Mile revenues (12% of Logistics revenues) increased $21.1 million, due to the November 2021 acquisition of NEHDS and continued growth from our national final mile agent network.

Logistics adjusted operating income improved $9.1 million in second quarter due to the 44% revenue growth and 360 bps of adjusted operating margin expansion.

Werner Enterprises, Inc. - Release of August 3, 2022

Key Werner Logistics Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Total revenues	$203,861	$141,673	44%	$392,869	$279,526	41%
Operating expenses:
Purchased transportation expense	166,241	124,388	34%	323,762	244,915	32%
Other operating expenses	25,130	13,358	88%	47,936	26,110	84%
Total operating expenses	191,371	137,746	39%	371,698	271,025	37%
Operating income	$12,490	$3,927	218%	$21,171	$8,501	149%
Operating margin	6.1%	2.8%	330 bps	5.4%	3.0%	240 bps
Adjusted operating income (1)	$12,990	$3,927	231%	$22,171	$7,488	196%
Adjusted operating margin (1)	6.4%	2.8%	360 bps	5.6%	2.7%	290 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in second quarter 2022 was $112.6 million compared to $53.6 million in second quarter 2021, an increase of 110%, due to working capital improvements.

Net capital expenditures in second quarter 2022 were $116.3 million compared to $65.1 million in second quarter 2021, an increase of 79%. We plan to continue to invest in new trucks and trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.3 years and 4.7 years, respectively, as of June 30, 2022.

Gains on sales of equipment in second quarter 2022 were $20.7 million, or $0.24 per share, compared to $13.5 million, or $0.15 per share, in second quarter 2021. Year over year, we sold fewer trucks and trailers and realized substantially higher average gains per truck and trailer due to the significantly stronger pricing market for our used equipment. Gains on sales of assets are reflected as a reduction of Other Operating Expenses in our income statement.

During the quarter, we repurchased 1,650,000 shares of common stock for a total cost of $65.9 million, or an average price of $39.96 per share. As of June 30, 2022, we had 2.5 million shares remaining under our share repurchase authorization.

As of June 30, 2022, we had $54 million of cash and over $1.3 billion of stockholders’ equity. Total debt outstanding was $445 million at June 30, 2022. After considering letters of credit issued, we had available liquidity consisting of cash and available borrowing capacity as of June 30, 2022 of $340 million.

Werner Enterprises, Inc. - Release of August 3, 2022

2022 Guidance Metrics and Assumptions
The following table summarizes our updated 2022 guidance and assumptions:

2022 Guidance	Prior (as of 5/3/22)	Actual (as of 6/30/22)	New (as of 8/3/22)	Commentary
TTS truck growth from BoY to EoY	2% to 5% (annual)	1% (YTD22)	2% to 5% (annual)	Subject to availability of drivers and new equipment; growth focused on Dedicated
Net capital expenditures	$250M to $300M (annual)	$153.4M (YTD22)	$275M to $325M (annual)	Subject to availability of new equipment
TTS Guidance
Dedicated RPTPW* growth	4% to 6% (annual)	9.1% (2Q22 vs. 2Q21)	6% to 8% (annual)	Expect continued strong rate levels partially offset by lower miles per truck
One-Way Truckload RPTM* growth	14% to 17% (2Q22 vs. 2Q21)	13.7% (2Q22 vs. 2Q21)	2% to 5% (3Q22 vs. 3Q21)	Moderating OWT freight market, tougher YOY RPTM comps, lapping ECM acquisition, declining spot rates
Assumptions
Effective income tax rate	24.5% to 25.5% (annual)	24.4% (2Q22)	24.5% to 25.5% (annual)
Truck age Trailer age	2.2 years 4.8 years	2.3 years 4.7 years	2.2 years 4.8 years	Subject to availability of new equipment
* Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of August 3, 2022

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss second quarter 2022 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on August 3, 2022 at approximately 6:00 p.m. CT through September 3, 2022 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 4899496. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2021 revenues of $2.7 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of August 3, 2022

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	$	%	$	%	$	%	$	%
Operating revenues	$836,276	100.0	$649,814	100.0	$1,600,881	100.0	$1,266,260	100.0
Operating expenses:
Salaries, wages and benefits	253,639	30.3	210,095	32.4	495,635	31.0	414,948	32.8
Fuel	125,446	15.0	58,503	9.0	213,867	13.3	109,341	8.6
Supplies and maintenance	62,656	7.5	49,414	7.6	119,681	7.4	95,561	7.5
Taxes and licenses	23,791	2.8	23,744	3.7	47,624	3.0	46,977	3.7
Insurance and claims	41,071	4.9	20,739	3.2	68,563	4.3	42,795	3.4
Depreciation and amortization	68,471	8.2	63,865	9.8	135,700	8.5	127,816	10.1
Rent and purchased transportation	197,116	23.6	150,920	23.2	382,353	23.9	297,413	23.5
Communications and utilities	3,781	0.4	3,333	0.5	7,707	0.5	6,355	0.5
Other	(14,618)	(1.7)	(7,662)	(1.2)	(28,683)	(1.8)	(14,280)	(1.1)
Total operating expenses	761,353	91.0	572,951	88.2	1,442,447	90.1	1,126,926	89.0
Operating income	74,923	9.0	76,863	11.8	158,434	9.9	139,334	11.0
Other expense (income):
Interest expense	1,787	0.2	701	0.1	3,226	0.2	1,539	0.1
Interest income	(313)	—	(334)	(0.1)	(588)	—	(631)	—
Gain on investments in equity securities, net	(24,095)	(2.8)	(20,191)	(3.1)	(14,289)	(0.9)	(20,191)	(1.6)
Other	126	—	54	—	199	—	96	—
Total other expense (income)	(22,495)	(2.6)	(19,770)	(3.1)	(11,452)	(0.7)	(19,187)	(1.5)
Income before income taxes	97,418	11.6	96,633	14.9	169,886	10.6	158,521	12.5
Income tax expense	23,809	2.8	24,601	3.8	41,242	2.6	39,997	3.1
Net income	73,609	8.8	72,032	11.1	128,644	8.0	118,524	9.4
Net income attributable to noncontrolling interest	(1,319)	(0.2)	—	—	(2,605)	(0.1)	—	—
Net income attributable to Werner	$72,290	8.6	$72,032	11.1	$126,039	7.9	$118,524	9.4
Diluted shares outstanding	64,726		68,216		65,327		68,237
Diluted earnings per share	$1.12		$1.06		$1.93		$1.74

Werner Enterprises, Inc. - Release of August 3, 2022

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$54,424	$54,196
Accounts receivable, trade, less allowance of $9,976 and $9,169, respectively	482,006	460,518
Other receivables (1)	165,205	24,449
Inventories and supplies	12,568	11,140
Prepaid taxes, licenses and permits	8,803	17,549
Other current assets	49,399	63,361
Total current assets	772,405	631,213
Property and equipment	2,703,628	2,557,825
Less – accumulated depreciation	1,032,948	944,582
Property and equipment, net	1,670,680	1,613,243
Goodwill	74,404	74,618
Intangible assets, net	52,597	55,315
Other non-current assets (2)	278,501	229,324
Total assets	$2,848,587	$2,603,713

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$6,032	$—
Accounts payable	126,178	93,987
Current portion of long-term debt	5,000	5,000
Insurance and claims accruals (1)	221,219	72,594
Accrued payroll	57,624	44,333
Accrued expenses	30,274	28,758
Other current liabilities	24,653	24,011
Total current liabilities	470,980	268,683
Long-term debt, net of current portion	440,000	422,500
Other long-term liabilities	43,782	43,314
Insurance and claims accruals, net of current portion (2)	242,094	237,220
Deferred income taxes	269,307	268,499
Total liabilities	1,466,163	1,240,216
Temporary equity - redeemable noncontrolling interest	38,552	35,947
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 63,415,565 and 65,790,112 shares outstanding, respectively	805	805
Paid-in capital	124,065	121,904
Retained earnings	1,777,092	1,667,104
Accumulated other comprehensive loss	(14,584)	(20,604)
Treasury stock, at cost; 17,117,971 and 14,743,424 shares, respectively	(543,506)	(441,659)
Total stockholders’ equity	1,343,872	1,327,550
Total liabilities, temporary equity and stockholders’ equity	$2,848,587	$2,603,713
(1) Under the terms of our insurance policies, we are the primary obligor for the settlement of a previously disclosed motor vehicle accident lawsuit arising from a May 24, 2020 accident, and as such, we have recorded a $140.0 million receivable from our third-party insurance providers in other receivables and a corresponding liability of the same amount in the current portion of insurance and claims accruals in the unaudited condensed balance sheets as of June 30, 2022.

(2) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of June 30, 2022 and December 31, 2021.

Werner Enterprises, Inc. - Release of August 3, 2022

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Capital expenditures, net	$116,349	$65,081	$153,423	$102,947
Cash flow from operations	112,570	53,597	267,527	189,464
Return on assets (annualized)	10.9%	12.7%	9.7%	10.7%
Return on equity (annualized)	21.3%	22.9%	18.7%	19.2%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Truckload Transportation Services	$613,616	$491,200	$1,172,033	$954,149
Werner Logistics	203,861	141,673	392,869	279,526
Other (1)	18,946	16,725	36,459	32,124
Corporate	478	409	867	788
Subtotal	836,901	650,007	1,602,228	1,266,587
Inter-segment eliminations (2)	(625)	(193)	(1,347)	(327)
Total	$836,276	$649,814	$1,600,881	$1,266,260
Operating Income
Truckload Transportation Services	$64,004	$73,108	$140,097	$130,736
Werner Logistics	12,490	3,927	21,171	8,501
Other (1)	461	1,663	906	2,529
Corporate	(2,032)	(1,835)	(3,740)	(2,432)
Total	$74,923	$76,863	$158,434	$139,334
`
(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of August 3, 2022

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Chg	2022	2021	% Chg
Truckload Transportation Services segment
Average trucks in service	8,286	7,664	8.1%	8,262	7,727	6.9%
Average revenues per truck per week (1)	$4,532	$4,301	5.4%	$4,472	$4,177	7.1%
Total trucks (at quarter end)
Company	8,145	7,305	11.5%	8,145	7,305	11.5%
Independent contractor	255	340	(25.0)%	255	340	(25.0)%
Total trucks	8,400	7,645	9.9%	8,400	7,645	9.9%
Total trailers (at quarter end)	25,905	23,090	12.2%	25,905	23,090	12.2%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$188,173	$166,171	13.2%	$374,933	$323,010	16.1%
Average trucks in service	3,102	2,715	14.3%	3,083	2,785	10.7%
Total trucks (at quarter end)	3,080	2,605	18.2%	3,080	2,605	18.2%
Average percentage of empty miles	12.39%	10.72%	15.6%	12.07%	11.04%	9.3%
Average revenues per truck per week (1)	$4,665	$4,709	(0.9)%	$4,677	$4,461	4.8%
Average % change YOY in revenues per total mile (1)	13.7%	16.7%		17.1%	13.1%
Average % change YOY in total miles per truck per week	(12.9)%	(1.7)%		(10.5)%	(4.8)%
Average completed trip length in miles (loaded)	692	877	(21.1)%	704	865	(18.6)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$300,035	$262,352	14.4%	$585,636	$516,165	13.5%
Average trucks in service	5,184	4,949	4.7%	5,179	4,942	4.8%
Total trucks (at quarter end)	5,320	5,040	5.6%	5,320	5,040	5.6%
Average revenues per truck per week (1)	$4,452	$4,079	9.1%	$4,349	$4,018	8.2%
Werner Logistics segment
Average trucks in service	58	34	70.6%	55	36	52.8%
Total trucks (at quarter end)	57	41	39.0%	57	41	39.0%
Total trailers (at quarter end)	1,920	1,325	44.9%	1,920	1,325	44.9%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of August 3, 2022

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$74,923	9.0%	$76,863	11.8%	$158,434	9.9%	$139,334	11.0%
Non-GAAP adjustments:
Insurance and claims (2)	1,321	0.1%	1,258	0.2%	2,642	0.1%	2,516	0.2%
Gain on sale of Werner Global Logistics (3)	—	—%	—	—%	—	—%	(1,013)	(0.1)%
Amortization of intangible assets (4)	1,359	0.2%	—	—%	2,718	0.2%	—	—%
Acquisition expenses (5)	—	—%	992	0.2%	—	—%	992	0.1%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$77,603	9.3%	$79,113	12.2%	$163,794	10.2%	$141,829	11.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$72,290	$1.12	$72,032	$1.06	$126,039	$1.93	$118,524	$1.74
Non-GAAP adjustments:
Insurance and claims (2)	1,321	0.02	1,258	0.02	2,642	0.04	2,516	0.04
Gain on sale of Werner Global Logistics (3)	—	—	—	—	—	—	(1,013)	(0.01)
Amortization of intangible assets, net of amount attributable to noncontrolling interest (4)	1,187	0.02	—	—	2,374	0.04	—	—
Acquisition expenses (5)	—	—	992	0.01	—	—	992	0.01
Gain on investments in equity securities, net (6)	(24,095)	(0.37)	(20,191)	(0.30)	(14,289)	(0.22)	(20,191)	(0.30)
Income tax effect of above adjustments (7)	5,397	0.08	4,485	0.07	2,318	0.03	4,424	0.06
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$56,100	$0.87	$58,576	$0.86	$119,084	$1.82	$105,252	$1.54

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$64,004	10.4%	$73,108	14.9%	$140,097	12.0%	$130,736	13.7%
Non-GAAP adjustments:
Insurance and claims (2)	1,321	0.2%	1,258	0.2%	2,642	0.2%	2,516	0.3%
Amortization of intangible assets (4)	859	0.2%	—	—%	1,718	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$66,184	10.8%	$74,366	15.1%	$144,457	12.3%	$133,252	14.0%

Werner Enterprises, Inc. - Release of August 3, 2022

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$549,612	89.6%	$418,092	85.1%	$1,031,936	88.0%	$823,413	86.3%
Non-GAAP adjustments:
Insurance and claims (2)	(1,321)	(0.2)%	(1,258)	(0.2)%	(2,642)	(0.2)%	(2,516)	(0.3)%
Amortization of intangible assets (4)	(859)	(0.2)%	—	—%	(1,718)	(0.1)%	—	—%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$547,432	89.2%	$416,834	84.9%	$1,027,576	87.7%	$820,897	86.0%

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2022	2021	2022	2021
	$	$	$	$
Operating revenues – (GAAP)	$613,616	$491,200	$1,172,033	$954,149
Less: Trucking fuel surcharge (8)	(118,641)	(57,439)	(198,456)	(104,898)
Operating revenues, net of fuel surcharge – (Non-GAAP)	494,975	433,761	973,577	849,251
Operating expenses – (GAAP)	549,612	418,092	1,031,936	823,413
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(118,641)	(57,439)	(198,456)	(104,898)
Insurance and claims (2)	(1,321)	(1,258)	(2,642)	(2,516)
Amortization of intangible assets (4)	(859)	—	(1,718)	—
Non-GAAP adjusted operating expenses, net of fuel surcharge	428,791	359,395	829,120	715,999
Non-GAAP adjusted operating income	$66,184	$74,366	$144,457	$133,252
Non-GAAP adjusted operating margin, net of fuel surcharge	13.4%	17.1%	14.8%	15.7%
Non-GAAP adjusted operating ratio, net of fuel surcharge	86.6%	82.9%	85.2%	84.3%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$12,490	6.1%	$3,927	2.8%	$21,171	5.4%	$8,501	3.0%
Non-GAAP adjustments:
Gain on sale of Werner Global Logistics (3)	—	—%	—	—%	—	—%	(1,013)	(0.3)%
Amortization of intangible assets (4)	500	0.3%	—	—%	1,000	0.2%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$12,990	6.4%	$3,927	2.8%	$22,171	5.6%	$7,488	2.7%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.4 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in the Truckload Transportation Services segment in our Segment Information table.

(3) During first quarter 2021, we sold Werner Global Logistics (“WGL”) freight forwarding services for international ocean and air shipments to Scan Global Logistics Group, which resulted in the pre-tax gain on sale. Management believes excluding the effect of this unusual and infrequent item provides a more useful comparison of our performance from period to period. This item is included in our Werner Logistics segment in our Segment Information table.

(4) Amortization expense related to intangible assets acquired in the ECM Associated, LLC (“ECM”) and NEHDS Logistics, LLC (“NEHDS”) acquisitions on July 1, 2021 and November 22, 2021, respectively, is excluded because management does not believe it is indicative of our core operating performance. Amortization expense for ECM and NEHDS is included in our Truckload Transportation Services and Werner Logistics segments, respectively, in our Segment Information table.

Werner Enterprises, Inc. - Release of August 3, 2022

(5) During second quarter 2021, we incurred legal and professional fees related to the acquisition of ECM. Acquisition-related expenses are excluded as management believes these costs are not representative of the costs of managing our on-going business. The expenses are included within other operating expenses in our Income Statement and in Corporate operating income in our Segment Information table.

(6) Represents non-operating mark-to-market adjustments for unrealized gains/losses on our minority equity investments, which we account for under ASC 321, Investments - Equity Securities. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period.

(7) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2021 has been updated to reflect the annual incremental income tax rate.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.